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                                EXHIBIT (99)(A)
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PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                             DUQUOIN BANCORP, INC.

                               ____________, 1996

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             DUQUOIN BANCORP, INC.

     The undersigned shareholder of DuQuoin Bancorp, Inc., an Illinois corporation ("DBI"), hereby appoints Daniel H. Evans and Jo Ann E. Isom, and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of DBI which the undersigned is entitled to vote at the Special Meeting of Shareholders of DBI (the "Special Meeting") to be held at ____________, on ____________, 1996, at ____________ __.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

     Proposal to approve an Agreement and Plan of Merger, dated November 17, 1995, by and among DBI, CNB Bancshares, Inc., an Indiana corporation ("CNB"), and HBI Acquisition Company, an Illinois corporation and wholly owned subsidiary of CNB ("HBI"), and the transactions contemplated thereby, including CNB's acquisition of DBI by means of the merger of DBI with and into HBI.

             [_] FOR            [_] AGAINST            [_] ABSTAIN

     Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

             [_] FOR            [_] AGAINST            [_] ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Prospectus/Proxy Statement accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _________________, 1996


                                         ______________________________________
                                         Please insert date of signing. Sign
                                         exactly as name appears at left. Where
                                         stock is issued in two or more names,
                                         all should sign. If signing as
                                         attorney, administrator, executor,
                                         trustee or guardian, give full title as
                                         such. A corporation should sign by an
                                         authorized officer and affix seal.